VEDDER, PRICE, KAUFMAN & KAMMHOLZ







                                February 27, 1996



The Park Avenue Portfolio
201 Park Avenue South
New York, New York  10003

Gentlemen and Ladies:

     We hereby consent to the reference to our name under the heading "Legal Opinions" in the Statement of Additional Information contained in Post-Effective Amendment No. 12 to the registration statement on Form N-1A for The Park Avenue Portfolio (File No. 33-23966) and to the filing of this consent as an exhibit to the registration statement.



                                               Very truly yours,

                                               VEDDER, PRICE, KAUFMAN & KAMMHOLZ



                                               By:  /s/ CATHY G. O'KELLY
                                                        Cathy G. O'Kelly

COK/seh